UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 6, 2009

Multi-Color Corporation

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

50 E-Business Way, Suite 400, Sharonville, Ohio	45241
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code 513/381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Item 5.02(c)

On May 6, 2009, the Board of Directors appointed Nigel A. Vinecombe (age 45) as the Company’s Chief Operating Officer, effective immediately. Mr. Vinecombe joined the Company in February 2008 in connection with the acquisition of Collotype International Holdings Pty Limited at which time he was elected to the Company’s Board of Directors and appointed to serve as President of Multi-Color’s International Business Unit. Prior to the acquisition, Mr. Vinecombe had served as Group Managing Director of Collotype Labels since 2000. See Exhibit 99.1 attached hereto and incorporated herein by reference.

Item 5.02(e)

On May 6, 2009, the Compensation & Organization Development Committee (the “Committee”) of the Board of Directors of Multi-Color Corporation (the “Company”) approved the following:

Salaries for Executive Officers

The Committee determined that there shall be no increases in the annual base salaries of the Company’s executive officers.

Option Grant

The Committee approved the grant of options to purchase 10,000 shares of the Company’s common stock to James H. Reynolds, Vice President, Corporate Controller and Chief Accounting Officer. The options were granted pursuant to the 2003 Stock Incentive Plan and have a term of 10 years, vest in equal annual installments over a five-year period and have an exercise price of $11.42 per share.

Executive Incentive Compensation Plan

The Committee approved the Executive Incentive Compensation Plan for fiscal year 2010 (the “Plan”). The following executive officers are eligible to participate in the Plan: (i) Francis D. Gerace, President and Chief Executive Officer; (ii) Dawn H. Bertsche, Senior Vice President, Chief Financial Officer and Secretary; (iii) Nigel A. Vinecombe, Chief Operating Officer; and (iv) James H. Reynolds, Vice President, Corporate Controller and Chief Accounting Officer.

The Plan provides for the following bonus ranges: Mr. Gerace - between 0% and 200% of his base salary, Ms. Bertsche and Mr. Vinecombe - between 0% and 170% of their base salaries, and Mr. Reynolds - between 0% and 120% of his base salary.

The payout factor will range between 50% and 200% of each executive’s target bonus depending on the achievement of operating income goals. If achievement is obtained between the 50% and 100% bracket or the 100% and 200% bracket, the payout factor will be prorated. Failure to achieve the minimum goal will result in a payout of zero.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1 Press Release dated May 7, 2009 announcing appointment of Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

By:	/s/ James H. Reynolds
Name:	James H. Reynolds
Title:	Vice President, Corporate Controller and Chief Accounting Officer

Date: May 8, 2009